SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2006

H. J. HEINZ COMPANY
(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA
(State or Other Jurisdiction of Incorporation)

1-3385	25-0542520
(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, Pennsylvania	15219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-456-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In a Schedule 13D filed on April 24, 2006 by the Trian Group Master Fund and certain other persons (the “Filing Person”), the Filing Person states it was informed that the Corporate Governance Committee of the H.J. Heinz Company had rejected the Filing Person’s request for Board representation. At this time, neither the H.J. Heinz Company Board of Directors nor the Corporate Governance Committee has rejected or made any decision with respect to the Filing Person’s request for Board representation. In accordance with our corporate governance procedures, any decision by the Board of Directors of the H.J. Heinz Company regarding the Filing Person’s request for Board representation will be communicated promptly to our shareholders.

Heinz will file a proxy statement in connection with its 2006 annual meeting of stockholders. Heinz stockholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Heinz with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Heinz’s Internet website at www.heinz.com or by writing to H. J. Heinz Company, World Headquarters, 600 Grant Street, Pittsburgh, Pennsylvania 15219. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Heinz's shareholders is available on Schedule 14A filed with the Securities and Exchange Commission on March 3, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.J. HEINZ COMPANY

Date:	April 24, 2006	By:	/s/ Theodore N. Bobby

			Name:	Theodore N. Bobby
			Title:	Senior Vice President and General Counsel